Exhibit 99.2

*LETTER TO CLIENTS FOR TENDER OF SANTANDER MEXICO ADSs*

Offer to Exchange

each

American Depositary Share

of

BANCO SANTANDER MÉXICO, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México for

1.685 American Depositary Shares

of

BANCO SANTANDER, S.A.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF SANTANDER MEXICO ADSs, AND SANTANDER MEXICO SHARES WILL EXPIRE AT 1:00 P.M. EASTERN TIME (12:00 P.M. MEXICO CITY TIME) (THE “EXPIRATION TIME”) ON THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED. THE EXPIRATION DATE IS CURRENTLY [•], 2019, BUT THIS DATE WILL CHANGE IF THE EXCHANGE OFFER IS EXTENDED.

[•], 2019

To Our Clients:

Enclosed for your consideration is the offer to exchange/prospectus, dated [•], 2019 (the “Offer to Exchange/Prospectus”), in connection with the exchange offer of Banco Santander, S.A. (“Santander Spain”) to acquire all of the issued and outstanding Series B shares (the “Santander Mexico shares”) of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (which we refer to as “Santander Mexico”), and American Depositary Shares (the “Santander Mexico ADSs”), each of which represents five Series B Santander Mexico shares that are not owned directly or indirectly by Santander Spain in exchange for 0.337 of an ordinary share, nominal value €0.50 per share (the “Santander Spain ordinary shares”), and 1.685 Santander Spain American Depositary Shares (each of which represents one Santander Spain ordinary share and which we refer to as a “Santander Spain ADS”), upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus, dated [•], 2019 (the “Exchange Offer”). If your Santander Mexico ADSs are accepted for exchange in the Exchange Offer, you will receive 1.685 Santander Spain ADSs for each Santander Mexico ADS so accepted for exchange. If the exchange ratio is adjusted as described in the Offer to Exchange/Prospectus, holders of Santander Mexico ADSs desiring to tender their Santander Mexico ADSs should use the same documents that would be used if the exchange ratio were not adjusted.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO TENDER YOUR SANTANDER MEXICO ADSs ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

We hold Santander Mexico ADSs for your account. A tender of such Santander Mexico ADSs can be made only by us pursuant to your instructions.

We request instructions as to whether you wish us to tender any or all of the Santander Mexico ADSs held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Exchange/Prospectus.

Please note carefully the following:

1. You will receive 1.685 Santander Spain ADSs for each Santander Mexico ADS that is accepted for exchange in the Exchange Offer (unless the exchange ratio is adjusted as described in the Offer to Exchange/Prospectus).

2. The Exchange Offer is being made for all issued and outstanding Santander Mexico ADSs and Santander Mexico shares, other than those owned directly or indirectly by Santander Spain.

3. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 1:00 P.M. EASTERN TIME (12:00 P.M. MEXICO CITY TIME) ON THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED.

4. Completion of the Exchange Offer is subject to certain conditions described in the section of the Offer to Exchange/Prospectus entitled “The Exchange Offer–Conditions to Completion of the Exchange Offer.”

5. Tendering shareholders who are registered shareholders or who tender their Santander Mexico ADSs directly to BNY Mellon, as the exchange agent, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Exchange/Prospectus and the Letter of Transmittal, stock transfer taxes on the acquisition of the Santander Spain ADSs in the exchange offer.

If you wish to have us tender any or all of your Santander Mexico ADSs, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your Instruction Form to us is enclosed. If you authorize the tender of your Santander Mexico ADSs, all such Santander Mexico ADSs will be tendered unless otherwise specified on the Instruction Form.

INSTRUCTION FORM

With Respect to the Offer to Exchange

each

American Depositary Share

of

BANCO SANTANDER MÉXICO, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México for

1.685 American Depositary Shares

of

BANCO SANTANDER, S.A.

The undersigned hereby instruct(s) you to tender to Santander Spain the number of Santander Mexico ADSs indicated below or, if no number is indicated, all Santander Mexico ADSs held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus.

ACCOUNT NUMBER:

NUMBER OF SANTANDER MEXICO ADSs BEING TENDERED HEREBY:	SANTANDER MEXICO ADSs*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*    Unless otherwise indicated, it will be assumed that all Santander Mexico ADSs held by us for your account are to be tendered.

Dated:	, 2019

(Signature(s))

Please Print Name(s)

Address:

Include Zip Code

Area Code and
Telephone No.

Taxpayer Identification or
Social Security No.